UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2007

CHINA HEALTH RESOURCE, INC.
f/k/a Voice Diary Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50029
(Commission File Number)

73-1629948
(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R.China
(Address of Principal Executive Offices) (Zip Code)

(86825) 239-1788
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This Current Report on Form 8-K is filed by China Health Resource, Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 Other Events

    On June 8, 2007, Deng Shu Lan, the former president of Suining Yinfa Baizhi Industrial Company (the “Subsidiary”), a subsidiary controlled by the Registrant resigned from all positions in the Subsidiary.  The Board of Directors of the Subsidiary appointed Wang Jiayin as the new President and Zheng Zhimin as the new Vice President of the Subsidiary.  Pursuant to an oral termination agreement Deng Shu Lan transferred 2000 shares of Class B Preferred stock of the Registrant to Zheng Zhimin.

As a result of this transaction Zheng Zhimin now holds a 22.3% interest in the Registrant.

    The Registrant currently has 49,644,447 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHRI".

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

Date: July 23, 2007	By:	/s/ Wang, Ji Guang
Wang, Ji Guang President and Director

3